UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On May 24, 2007, Eric R. Slusser, Executive Vice President, Chief Accounting Officer and Controller of Cardinal Health, Inc. (the “Company”), submitted his resignation with an effective date of June 29, 2007. Mr. Slusser will remain the Company’s principal accounting officer through the effective date of his departure. Mr. Slusser has notified the Company that he has accepted a position as a chief financial officer at a public company.

(c)

On May 23, 2007, the Board of Directors of the Company appointed Stuart G. Laws to be Vice President and Chief Accounting Officer, effective June 30, 2007. Mr. Laws will be the Company’s principal accounting officer.

Mr. Laws, age 44, has been Vice President, Accounting and Reporting of the Company since January 2007. From October 2004 to July 2006, he was Chief Financial Officer of Damon’s International, Inc., a restaurant operations and franchising company, and from January 1999 to October 2004, he was Senior Manager- Assurance and Advisory Services of Ernst & Young LLP, a public accounting firm.

Item 8.01	Other Items

Memorandum of Understanding to Settle Class-Action Securities Litigation

The Company has entered into a memorandum of understanding (“MOU”) to settle certain actions captioned In re Cardinal Health, Inc. Securities Litigation, No. C2-04-575, pending in the United States District Court for the Southern District of Ohio, against the Company and certain of its current and former officers and directors asserting claims under the federal securities laws (the “Cardinal Health federal securities actions”). The Cardinal Health federal securities actions are more fully described under the heading “Shareholder Litigation against Cardinal Health” in Note 8 of “Notes to Condensed Consolidated Financial Statements” included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007 (the “March 31, 2007 Form 10-Q”).

Under the MOU, the Cardinal Health federal securities actions will be terminated for a payment of $600 million, an amount reserved by the Company in the third quarter of fiscal 2007. The Company transferred the $600 million into an escrow account on May 25, 2007. The defendants in the Cardinal Health federal securities actions continue to deny the violations of law alleged in those actions, and the settlement is solely to eliminate the uncertainties, burden and expense of further protracted litigation. The settlement is subject to completion of definitive documentation and certain conditions, including notice to the class of plaintiffs in the Cardinal Health federal securities actions and court approval. At this time, there can be no assurance that those conditions will be met and that the settlement will receive final court approval. A copy of the MOU is filed with this report as Exhibit 99.01, and the description of this settlement is qualified in its entirety by reference to such exhibit.

ERISA Litigation

The Company has reached an understanding with the counsel for the plaintiffs regarding a proposed settlement of the ERISA actions that are pending in the United States District Court for the Southern District of Ohio against the Company and certain officers, directors and employees of the Company by purported participants in the Cardinal Health Profit Sharing, Retirement and Savings Plan (now known as the Cardinal Health 401(k) Savings Plan, or the “401(k) Plan”) asserting claims under the Employee Retirement Income Security Act (the “Cardinal Health ERISA actions”). The Cardinal Health ERISA actions are more fully described under the heading “ERISA Litigation against Cardinal Health” in Note 8 of “Notes to Condensed Consolidated Financial Statements” included in the March 31, 2007 Form 10-Q.

The understanding provides that the Cardinal Health ERISA actions will be terminated for a payment by the Company of $40 million. As a result, the Company will record a reserve of $40 million for the period ending June 30, 2007. The defendants in the ERISA litigation continue to deny the violations of law alleged in those actions, and the settlement reached is solely to eliminate the uncertainties, burden and expense of further protracted litigation. The proposed settlement reflected in the understanding is subject to completion of definitive documentation and certain conditions, including notice to the class of plaintiffs in the Cardinal Health ERISA actions, approval by an independent fiduciary on behalf of the 401(k) Plan and court approval. Unless and until the Cardinal Health ERISA actions are definitively resolved through settlement or otherwise, there can be no assurance that the amount reserved by the Company for this matter will be sufficient or that the Company’s efforts to resolve Cardinal Health ERISA actions will be successful, and the Company cannot predict the timing or outcome of these matters.

Insurance Coverage with respect to Cardinal Health derivative actions and Cardinal Health federal securities actions

As previously disclosed, the Company believes that there is some insurance coverage available under the Company’s insurance policies with respect to, inter alia, the derivative actions described under the heading “Derivative Actions” in Note 8 of “Notes to Condensed Consolidated Financial Statements” included in the March 31, 2007 Form 10-Q (the “Cardinal Health derivative actions”) and the Cardinal Health federal securities actions. The litigation between the Company and its insurers relating to this insurance coverage is described under the heading “Insurance Coverage for Shareholder/ERISA Litigation against Cardinal Health and Derivative Actions” in Note 8 of “Notes to Condensed Consolidated Financial Statements” included in the March 31, 2007 Form 10-Q.

The Company has reached agreements-in-principle on the basic terms of settlements of the insurance coverage litigation with four insurance companies. Definitive agreements are in the process of being finalized. The four insurance companies have agreed to pay an aggregate amount of $94 million, which would be available as appropriate for the benefit of the Company and the individuals who are defendants in the Cardinal Health derivative actions and the Cardinal Health federal securities actions. The Company will not receive or record the proceeds of the insurance settlements until definitive settlement agreements have been finalized and executed and allocation of the proceeds among the defendants has been determined. The Company believes that it has additional insurance coverage available from other carriers to partially satisfy its defense costs and liabilities in these matters, but any such additional coverage is likely to be immaterial in amount.

Derivative Actions

The MOU relating to the Cardinal Health federal securities actions and the understanding relating to the Cardinal Health ERISA actions do not resolve the Cardinal Health derivative actions. The Company has commenced settlement discussions with counsel for the plaintiffs in the Cardinal Health derivative actions. The Company currently does not believe that resolution of the Cardinal Health derivative actions will have a material adverse effect on the Company’s results of operations or financial condition.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.01	Memorandum of Understanding effective as of May 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: May 30, 2007	By:	/s/ Ivan K. Fong
	Name:	Ivan K. Fong
	Title:	Chief Legal Officer

EXHIBIT INDEX

99.01	Memorandum of Understanding effective as of May 24, 2007.